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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Wyman-Gordon Company for the registration of $150,000,000 of its debt securities and to the incorporation by reference therein of our reports dated June 24, 1996, with respect to the consolidated financial statements and schedule of Wyman-Gordon Company included in its Annual Report (Form 10-K) for the year ended May 31, 1996, filed with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP


                                                  ERNST & YOUNG LLP


Boston, Massachusetts
July 24, 1997